As filed with the Securities and Exchange Commission on September 26, 1995
                                                 Registration No. 33-
===========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 --------------

                  Laboratory Corporation of America Holdings
              (Exact name of issuer as specified in its charter)

           Delaware                                       13-3757370
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)

                             358 South Main Street
                       Burlington, North Carolina 27215
                                (910) 229-1127
                   (Address of principal executive offices)

                                 --------------

                  Laboratory Corporation of America Holdings
                  1995 Stock Plan for Non-Employee Directors
                           (Full title of the plan)

                                 --------------

                           Bradford T. Smith, Esq.,
            Executive Vice President, General Counsel and Secretary
                  Laboratory Corporation of America Holdings
                             358 South Main Street
                       Burlington, North Carolina 27215
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (910) 229-1127

                        CALCULATION OF REGISTRATION FEE
===========================================================================
                                          Proposed    Proposed
                                           Maximum     Maximum
                                          Offering    Aggregate    Amount of
Title of Securities       Amount to be    Price Per   Offering    Registration
to be Registered           Registered*     Share**     Price**        Fee
- -------------------       ------------    ---------   ---------   ------------
Common Stock (par value
  $0.01 per share) ....   25,000 shares    $9.625     $240,625       $100
===========================================================================
* Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

** Estimated pursuant to Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on September 21, 1995.
===========================================================================


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         Laboratory Corporation of America Holdings (the "Company") hereby incorporates herein by reference the following documents:

   (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

   (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1994; and

   (3) The description of the Company's Common Stock (incorporated by reference therein to the Company's Registration Statement on Form S-4 dated April 25, 1994 filed under the Securities Act of 1933, as amended (the "Securities Act")) in the Company's Registration Statement on Form 8-B dated June 30, 1994 (as amended by Amendment No. 1 thereto dated April 27, 1995) filed under the Exchange Act, including amendments thereto and any report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         As authorized by Section 145 of the General Corporation Law of the State of Delaware ("Delaware Corporation Law"), each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he/she is involved by reason of the fact that he/she is or was a director or officer of the Company; provided that he/she acted in good faith and in a manner that he/she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, that he/she had no reasonable cause to believe that his/her conduct was unlawful. If the legal proceeding, however, is by or in the right of the company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

         Article Sixth of the Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the provisions of Article VII of the Company's By-laws provide that the Company shall indemnify any person entitled to be indemnified to the fullest extent permitted by the Delaware Corporation Law.

         The Company maintains policies of officers' and directors' liability insurance in respect of acts or omissions of current and former officers and directors of the Company, its subsidiaries and "constituent" companies that have been merged into the Company.

                                   EXHIBITS


   The following is a complete list of exhibits filed as part of this registration statement:

Exhibit
  No.                                 Exhibit
- -------                               -------
   4.a Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated May 12, 1995 (the "Form 8-K"))

   4.b         By-Laws of the Company (incorporated by reference to Exhibit
               3.2 to the Form 8-K)

   4.c Laboratory Corporation of America Holdings 1995 Stock Plan for Non-Employee Directors

   5           Opinion of Davis Polk & Wardwell

  23.a         Consent of KPMG Peat Marwick LLP, independent auditors

  23.b         Consent of Davis Polk & Wardwell (included in Exhibit 5)

  24           Powers of Attorney



                                 UNDERTAKINGS


   (a)   The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on the 26th day of September, 1995.


                                             Laboratory Corporation of America
                                             Holdings


                                             By /s/ BRADFORD T. SMITH
                                                --------------------------
                                             Bradford T. Smith
                                             Executive Vice President,
                                             General Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           Name                          Title                     Date
- ---------------------------    ---------------------------  ------------------

	    *                  President, Chief Executive   September 26, 1995
- ---------------------------    Officer and Director
   James. B. Powell, M.D.

	    *                  Executive Vice President     September 26, 1995
- ---------------------------    and Chief Financial Officer
  Haywood D. Cochrane, Jr.

	    *                  Senior Vice President --     September 26, 1995
                               Finance (Principal
- ---------------------------    Accounting Officer)
    Wesley R. Elingburg

	    *                  Director                     September 26, 1995
- ---------------------------
       James R. Maher

	    *                  Director                     September 26, 1995
- ---------------------------
     Thomas P. MacMahon

	    *                  Director                     September 26, 1995
- ---------------------------
     Jean-Luc Belingard

	    *                  Director                     September 26, 1995
- ---------------------------
  Linda Godsen Robinson

	    *                  Director                     September 26, 1995
- ---------------------------
 David Bernt Skinner, M.D.

	    *                  Director                     September 26, 1995
- ---------------------------
  Andrew G. Wallace, M.D.



(*)By:/s/ BRADFORD T. SMITH
      ---------------------
      Bradford T. Smith
      Attorney-in-fact


                               INDEX TO EXHIBITS

                                                               Sequentially
Exhibit                                                          Numbered
Number                          Exhibit                            Page
- ---------    ----------------------------------------------    --------------
  4.a        Amended and Restated Certificate of
             Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K)

  4.b        By-Laws of the Company (incorporated by
             reference to Exhibit 3.2 to the Registration
             Statement)

  4.c        Laboratory Corporation of America Holdings
             1995 Stock Plan for Non-Employee Directors

  5          Opinion of Davis Polk & Wardwell

 23.a        Consent of KPMG Peat Marwick LLP,
             independent auditors

 23.b Consent of Davis Polk & Wardwell (included in Exhibit 5)

 24          Powers of Attorney